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News Release
HP Inc. Reports Fiscal 2019 First Quarter Results

PALO ALTO, CA – (GlobeNewswire) – February 27, 2019 – HP (NYSE: HPQ)
●	First quarter GAAP diluted net earnings per share ("EPS") of $0.51, above the previously provided outlook of $0.46 to $0.49 per share
●	First quarter non-GAAP diluted net EPS of $0.52, within the previously provided outlook of $0.50 to $0.53 per share
●	First quarter net revenue of $14.7 billion, up 1% from the prior-year period
●	First quarter net cash provided by operating activities of $0.9 billion, free cash flow of $0.7 billion
●	First quarter returned $1.0 billion to shareholders in the form of share repurchases and dividends

HP Inc. fiscal 2019 first quarter financial performance
	Q1 FY19	Q1 FY18	Y/Y
GAAP net revenue ($B)	$14.7	$14.5	1%
GAAP operating margin	6.3%	6.3%	–
GAAP net earnings ($B)	$0.8	$1.9	(59)%
GAAP diluted net EPS	$0.51	$1.16	(56)%
Non-GAAP operating margin	6.9%	6.9%	–
Non-GAAP net earnings ($B)	$0.8	$0.8	1%
Non-GAAP diluted net EPS	$0.52	$0.48	8%
Net cash provided by operating activities ($B)	$0.9	$1.0	(13)%
Free cash flow ($B)	$0.7	$1.0	(31)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. (“HP”) announced fiscal 2019 first quarter net revenue of $14.7 billion, up 1% (up 2% in constant currency) from the prior-year period.

First quarter GAAP diluted net EPS was $0.51, down from $1.16 in the prior-year period and above the previously provided outlook of $0.46 to $0.49. First quarter non-GAAP diluted net EPS was $0.52, up from $0.48 in the prior-year period and within the previously provided outlook of $0.50 to $0.53. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $6 million, or $0.01 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related credits/(charges), and tax adjustments.

“We continued to drive top and bottom line growth in Q1 and are reaffirming our non-GAAP EPS and free cash flow financial outlook for the year,” said Dion Weisler, HP’s President and CEO. “We are benefitting from our market-leading portfolio and accelerating our transformation with momentum in services, solutions and 3D printing as we reinvent HP and position the business for long-term sustainable growth.”

Asset management
HP’s net cash provided by operating activities in the first quarter of fiscal 2019 was $0.9 billion. Accounts receivable ended the quarter at $5.1 billion, up 1-day quarter over quarter to 31 days. Inventory ended the quarter at $5.6 billion, down 1-day quarter over quarter to 42 days. Accounts payable ended the quarter at $14.6 billion, up 3 days quarter over quarter to 108 days.

HP generated $0.7 billion of free cash flow in the first quarter. Free cash flow includes net cash provided by operating activities of $862 million less net investments in and proceeds from the sale of property, plant and equipment of $189 million.

HP’s dividend payment of $0.1602 per share in the first quarter resulted in cash usage of $0.2 billion. HP also utilized $0.7 billion of cash during the quarter to repurchase approximately 32.4 million shares of common stock in the open market. As a result, HP returned 144% of its first quarter free cash flow to shareholders. HP exited the quarter with $3.8 billion in gross cash, which includes cash and cash equivalents and short-term investments of $0.4 billion included in other current assets.

Fiscal 2019 first quarter segment results

•
Personal Systems net revenue was up 2% year over year (up 3% in constant currency) with a 4.2% operating margin. Commercial net revenue increased 3% and Consumer net revenue increased 1%. Total units were down 3% with Notebooks units down 1% and Desktops units down 8%.

•
Printing net revenue was mostly flat year over year (down 0.7% in constant currency) with a 16.2% operating margin. Total hardware units were up 3% with Commercial hardware units up 4% and Consumer hardware units up 2%. Supplies net revenue was down 3% (down 3% in constant currency).

Outlook
For the fiscal 2019 second quarter, HP estimates GAAP diluted net EPS to be in the range of $0.45 to $0.48 and non-GAAP diluted net EPS to be in the range of $0.50 to $0.53. Fiscal 2019 second quarter non-GAAP diluted net EPS estimates exclude $0.05 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), tax adjustments and the related tax impact on these items.

For fiscal 2019, HP is updating its estimate of GAAP diluted net EPS to be in the range of $2.00 to $2.10 and reaffirms its previous estimate of non-GAAP diluted net EPS to be in the range of $2.12 to $2.22. Fiscal 2019 non-GAAP diluted net EPS estimates exclude $0.12 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related credits/(charges), tax adjustments and the related tax impact on these items. HP also reaffirms its previous estimate for fiscal 2019 free cash flow of at least $3.7 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY19 Q1 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2019Q1Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, personal computers, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings, diluted net EPS, cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net EPS, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our sustainability goals, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP's tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarters ended January 31, 2019 and April 30, 2019, Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Net revenue	$14,710	$15,366	$14,517
Costs and expenses:
Cost of revenue	12,098	12,669	11,935
Research and development	344	354	347
Selling, general and administrative(a)	1,248	1,263	1,229
Restructuring and other charges	55	40	31
Acquisition-related charges	10	26	42
Amortization of intangible assets	29	20	20
Total costs and expenses	13,784	14,372	13,604

Earnings from operations	926	994	913
Interest and other, net(a)	(26)	13	(8)
Earnings before taxes	900	1,007	905
(Provision for) benefit from taxes	(97)	444	1,033
Net earnings	$803	$1,451	$1,938

Net earnings per share:
Basic	$0.52	$0.92	$1.17
Diluted	$0.51	$0.91	$1.16

Cash dividends declared per share	$0.32	$—	$0.28

Weighted-average shares used to compute net earnings per share:
Basic	1,556	1,578	1,650
Diluted	1,567	1,598	1,669

(a)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2019		October 31, 2018		January 31, 2018
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$803	$0.51	$1,451	$0.91	$1,938	$1.16
Non-GAAP adjustments:
Restructuring and other charges	55	0.04	40	0.02	31	0.02
Acquisition-related charges	10	0.01	26	0.02	42	0.02
Amortization of intangible assets	29	0.02	20	0.01	20	0.01
Non-operating retirement-related credits	(12)	(0.01)	(54)	(0.03)	(56)	(0.03)
Defined benefit plan settlement charges	—	—	5	—	1	—
Tax adjustments(a)	(76)	(0.05)	(623)	(0.39)	(1,173)	(0.70)
Non-GAAP net earnings	$809	$0.52	$865	$0.54	$803	$0.48

GAAP earnings from operations(b)	$926		$994		$913
Non-GAAP adjustments:
Restructuring and other charges	55		40		31
Acquisition-related charges	10		26		42
Amortization of intangible assets	29		20		20
Non-GAAP earnings from operations	$1,020		$1,080		$1,006

GAAP operating margin(b)	6%		6%		6%
Non-GAAP adjustments	1%		1%		1%
Non-GAAP operating margin	7%		7%		7%

(a)	Includes tax impact on non-GAAP adjustments.

(b)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	January 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,367	$5,166
Accounts receivable, net	5,113	5,113
Inventory	5,649	6,062
Other current assets	4,807	5,046
Total current assets	18,936	21,387
Property, plant and equipment, net	2,312	2,198
Goodwill	6,343	5,968
Other non-current assets	4,899	5,069
Total assets	$32,490	$34,622

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$297	$1,463
Accounts payable	14,572	14,816
Employee compensation and benefits	665	1,136
Taxes on earnings	268	340
Other accrued liabilities	8,397	7,376
Total current liabilities	24,199	25,131
Long-term debt	4,706	4,524
Other non-current liabilities	5,422	5,606
Stockholders' deficit	(1,837)	(639)
Total liabilities and stockholders' deficit	$32,490	$34,622

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended January 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$803	$1,938
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	168	129
Stock-based compensation expense	107	85
Restructuring and other charges	55	31
Deferred taxes on earnings	103	(3,713)
Other, net	(5)	13
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	211	272
Inventory	191	364
Accounts payable	(184)	(478)
Taxes on earnings	11	2,463
Restructuring and other	(46)	(133)
Other assets and liabilities	(552)	25
Net cash provided by operating activities	862	996
Cash flows from investing activities:
Investment in property, plant and equipment	(189)	(129)
Proceeds from sale of property, plant and equipment	—	110
Purchases of available-for-sale securities and other investments	(69)	(268)
Maturities and sales of available-for-sale securities and other investments	344	139
Collateral posted for derivative instruments	(30)	(608)
Collateral returned for derivative instruments	30	53
Payment made in connection with business acquisitions, net of cash acquired	(404)	(1,020)
Net cash used in investing activities	(318)	(1,723)
Cash flows from financing activities:
Payments of short-term borrowings with original maturities less than 90 days, net	(855)	(106)
Proceeds from short-term borrowings with original maturities greater than 90 days	—	200
Proceeds from debt, net of issuance costs	40	—
Payment of short-term borrowings with original maturities greater than 90 days	—	(118)
Payment of debt	(476)	(41)
Net payments related to stock-based award activities	(83)	(38)
Repurchase of common stock	(720)	(462)
Cash dividends paid	(249)	(230)
Net cash used in financing activities	(2,343)	(795)
Decrease in cash and cash equivalents	(1,799)	(1,522)
Cash and cash equivalents at beginning of period	5,166	6,997
Cash and cash equivalents at end of period	$3,367	$5,475

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Net revenue:(a)
Personal Systems	$9,657	$10,064	$9,440
Printing	5,056	5,300	5,076
Corporate Investments	1	2	1
Total segments	14,714	15,366	14,517
Other	(4)	—	—
Total net revenue	$14,710	$15,366	$14,517

Earnings before taxes:(a),(b)
Personal Systems	$410	$376	$335
Printing	821	849	799
Corporate Investments	(24)	(20)	(19)
Total segment earnings from operations	1,207	1,205	1,115
Corporate and unallocated costs and other	(80)	(60)	(24)
Stock-based compensation expense	(107)	(65)	(85)
Restructuring and other charges	(55)	(40)	(31)
Acquisition-related charges	(10)	(26)	(42)
Amortization of intangible assets	(29)	(20)	(20)
Interest and other, net	(26)	13	(8)
Total earnings before taxes	$900	$1,007	$905

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)
Pursuant to adoption of ASU 2017-07 in the first quarter of fiscal year 2019, HP now reclassifies market-related retirement credits and all other components (excluding service cost component) of net periodic benefit cost to Interest and other, net in Consolidated Condensed Statement of Earnings. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	January 31, 2019	October 31, 2018	January 31, 2018	Q/Q	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$5,919	$6,165	$5,595	(4)%	6%
Desktops	2,857	2,991	2,955	(4)%	(3)%
Workstations	562	577	543	(3)%	3%
Other	319	331	347	(4)%	(8)%
Total Personal Systems	9,657	10,064	9,440	(4)%	2%
Printing
Supplies	3,267	3,385	3,351	(3)%	(3)%
Commercial Hardware	1,090	1,203	1,037	(9)%	5%
Consumer Hardware	699	712	688	(2)%	2%
Total Printing	5,056	5,300	5,076	(5)%	—%
Corporate Investments(b)	1	2	1	NM	NM
Total segments	14,714	15,366	14,517	(4)%	1%
Other(b)	(4)	—	—	NM	NM
Total net revenue	$14,710	$15,366	$14,517	(4)%	1%

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	January 31, 2019	October 31, 2018	January 31, 2018	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	4.2%	3.7%	3.5%	0.5	pts	0.7	pts
Printing	16.2%	16.0%	15.7%	0.2	pts	0.5	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segments	8.2%	7.8%	7.7%	0.4	pts	0.5	pts

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Numerator:
GAAP net earnings	$803	$1,451	$1,938
Non-GAAP net earnings	$809	$865	$803

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,556	1,578	1,650
Dilutive effect of employee stock plans(a)	11	20	19
Weighted-average shares used to compute diluted net earnings per share	1,567	1,598	1,669

GAAP diluted net earnings per share	$0.51	$0.91	$1.16
Non-GAAP diluted net earnings per share	$0.52	$0.54	$0.48

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES FISCAL 2018 SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE
	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended
	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018
Net revenue:(a)
Personal Systems
Notebooks	$5,595	$5,153	$5,634	$6,165	$22,547	$5,595	$5,153	$5,634	$6,165	$22,547	$—	$—	$—	$—	$—
Desktops	2,955	2,752	2,869	2,991	11,567	2,955	2,752	2,869	2,991	11,567	—	—	—	—	—
Workstations	543	538	588	577	2,246	543	538	588	577	2,246	—	—	—	—	—
Other	347	319	304	331	1,301	347	319	304	331	1,301	—	—	—	—	—
Total Personal Systems	9,440	8,762	9,395	10,064	37,661	9,440	8,762	9,395	10,064	37,661	—	—	—	—	—
Printing
Supplies	3,351	3,434	3,405	3,385	13,575	3,351	3,434	3,405	3,385	13,575	—	—	—	—	—
Commercial Hardware	1,037	1,145	1,129	1,203	4,514	1,070	1,186	1,170	1,248	4,674	(33)	(41)	(41)	(45)	(160)
Consumer Hardware	688	662	654	712	2,716	655	621	613	667	2,556	33	41	41	45	160
Total Printing	5,076	5,241	5,188	5,300	20,805	5,076	5,241	5,188	5,300	20,805	—	—	—	—	—
Corporate Investments	1	1	1	2	5	1	1	1	2	5	—	—	—	—	—
Total segments	14,517	14,004	14,584	15,366	58,471	14,517	14,004	14,584	15,366	58,471	—	—	—	—	—
Other	—	(1)	2	—	1	—	(1)	2	—	1	—	—	—	—	—
Total net revenue	$14,517	$14,003	$14,586	$15,366	$58,472	$14,517	$14,003	$14,586	$15,366	$58,472	$—	$—	$—	$—	$—

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

HP INC. AND SUBSIDIARIES FISCAL 2017 SEGMENT / BUSINESS UNIT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE
	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended
	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017
Net revenue:(a)
Personal Systems
Notebooks	$4,890	$4,493	$5,008	$5,391	$19,782	$4,890	$4,493	$5,008	$5,391	$19,782	$—	$—	$—	$—	$—
Desktops	2,534	2,377	2,566	2,821	10,298	2,534	2,377	2,566	2,821	10,298	—	—	—	—	—
Workstations	491	495	530	526	2,042	491	495	530	526	2,042	—	—	—	—	—
Other	301	288	281	329	1,199	301	288	281	329	1,199	—	—	—	—	—
Total Personal Systems	8,216	7,653	8,385	9,067	33,321	8,216	7,653	8,385	9,067	33,321	—	—	—	—	—
Printing
Supplies	3,035	3,188	3,145	3,156	12,524	3,035	3,188	3,145	3,156	12,524	—	—	—	—	—
Commercial Hardware	839	936	940	1,077	3,792	839	936	940	1,077	3,792	—	—	—	—	—
Consumer Hardware	590	604	592	626	2,412	590	604	592	626	2,412	—	—	—	—	—
Total Printing	4,464	4,728	4,677	4,859	18,728	4,464	4,728	4,677	4,859	18,728	—	—	—	—	—
Corporate Investments	2	3	2	1	8	2	3	2	1	8	—	—	—	—	—
Total segments	12,682	12,384	13,064	13,927	52,057	12,682	12,384	13,064	13,927	52,057	—	—	—	—	—
Other	2	1	(4)	—	(1)	2	1	(4)	—	(1)	—	—	—	—	—
Total net revenue	$12,684	$12,385	$13,060	$13,927	$52,056	$12,684	$12,385	$13,060	$13,927	$52,056	$—	$—	$—	$—	$—

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

HP INC. AND SUBSIDIARIES FISCAL 2018 SEGMENT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE
	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended
	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018	Jan 31, 2018	Apr 30, 2018	July 31, 2018	Oct 31, 2018	Oct 31, 2018
Net revenue:(a)

Personal Systems	$9,440	$8,762	$9,395	$10,064	$37,661	$9,440	$8,762	$9,395	$10,064	$37,661	$—	$—	$—	$—	$—
Printing	5,076	5,241	5,188	5,300	20,805	5,076	5,241	5,188	5,300	20,805	—	—	—	—	—
Corporate Investments	1	1	1	2	5	1	1	1	2	5	—	—	—	—	—
Total segments	14,517	14,004	14,584	15,366	58,471	14,517	14,004	14,584	15,366	58,471	—	—	—	—	—
Other	—	(1)	2	—	1	—	(1)	2	—	1	—	—	—	—	—
Total net revenue	$14,517	$14,003	$14,586	$15,366	$58,472	$14,517	$14,003	$14,586	$15,366	$58,472	$—	$—	$—	$—	$—

Earnings before taxes:(a)

Personal Systems	$335	$329	$362	$376	$1,402	$337	$331	$365	$378	$1,411	$(2)	$(2)	$(3)	$(2)	$(9)
Printing	799	837	829	849	3,314	801	839	832	851	3,323	(2)	(2)	(3)	(2)	(9)
Corporate Investments	(19)	(21)	(22)	(20)	(82)	(19)	(21)	(22)	(20)	(82)	—	—	—	—	—
Total segments	1,115	1,145	1,169	1,205	4,634	1,119	1,149	1,175	1,209	4,652	(4)	(4)	(6)	(4)	(18)

Corporate and unallocated costs and other	(24)	(54)	(62)	(60)	(200)	(23)	(53)	(61)	(60)	(197)	(1)	(1)	(1)	—	(3)
Stock-based compensation expense	(85)	(63)	(55)	(65)	(268)	(85)	(63)	(55)	(65)	(268)	—	—	—	—	—
Restructuring and other charges	(31)	(57)	(4)	(40)	(132)	(31)	(57)	(4)	(40)	(132)	—	—	—	—	—
Acquisition and other related charges	(42)	(45)	(10)	(26)	(123)	(42)	(45)	(10)	(26)	(123)	—	—	—	—	—
Amortization of intangible assets	(20)	(20)	(20)	(20)	(80)	(20)	(20)	(20)	(20)	(80)	—	—	—	—	—
Non-operating retirement-related credits	—	—	—	—	—	56	53	56	54	219	(56)	(53)	(56)	(54)	(219)
Defined benefit plan settlement expense	—	—	—	—	—	(1)	—	(1)	(5)	(7)	1	—	1	5	7
Interest and other, net(b)	(8)	(823)	—	13	(818)	(68)	(881)	(62)	(40)	(1,051)	60	58	62	53	233
Total earnings before taxes	$905	$83	$1,018	$1,007	$3,013	$905	$83	$1,018	$1,007	$3,013	$—	$—	$—	$—	$—

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)
Pursuant to adoption of ASU 2017-07 in the first quarter of fiscal year 2019, HP now reclassifies market-related retirement credits and all other components (excluding service cost component) of net periodic benefit cost to Interest and other, net in Consolidated Condensed Statement of Earnings. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES FISCAL 2017 SEGMENT INFORMATION (Revised) (Unaudited) (In millions)

	REVISED AMOUNTS					AMOUNTS AS PREVIOUSLY REPORTED					CHANGE
	Three months ended				Twelve months ended	Three months ended				Twelve months ended	Three months ended				Twelve months ended
	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017	Jan 31, 2017	Apr 30, 2017	July 31, 2017	Oct 31, 2017	Oct 31, 2017
Net revenue:(a)

Personal Systems	$8,216	$7,653	$8,385	$9,067	$33,321	$8,216	$7,653	$8,385	$9,067	$33,321	$—	$—	$—	$—	$—
Printing	4,464	4,728	4,677	4,859	18,728	4,464	4,728	4,677	4,859	18,728	—	—	—	—	—
Corporate Investments	2	3	2	1	8	2	3	2	1	8	—	—	—	—	—
Total segments	12,682	12,384	13,064	13,927	52,057	12,682	12,384	13,064	13,927	52,057	—	—	—	—	—
Other	2	1	(4)	—	(1)	2	1	(4)	—	(1)	—	—	—	—	—
Total net revenue	$12,684	$12,385	$13,060	$13,927	$52,056	$12,684	$12,385	$13,060	$13,927	$52,056	$—	$—	$—	$—	$—

Earnings before taxes:(a)

Personal Systems	$312	$244	$311	$339	$1,206	$312	$244	$313	$341	$1,210	$—	$—	$(2)	$(2)	$(4)
Printing	714	820	805	803	3,142	714	820	807	805	3,146	—	—	(2)	(2)	(4)
Corporate Investments	(23)	(26)	(20)	(18)	(87)	(23)	(26)	(20)	(18)	(87)	—	—	—	—	—
Total segments	1,003	1,038	1,096	1,124	4,261	1,003	1,038	1,100	1,128	4,269	—	—	(4)	(4)	(8)

Corporate and unallocated costs and other	(31)	(48)	(47)	(55)	(181)	(25)	(43)	(46)	(54)	(168)	(6)	(5)	(1)	(1)	(13)
Stock-based compensation expense	(75)	(48)	(46)	(55)	(224)	(75)	(48)	(46)	(55)	(224)	—	—	—	—	—
Restructuring and other charges	(63)	(140)	(46)	(113)	(362)	(63)	(140)	(46)	(113)	(362)	—	—	—	—	—
Acquisition and other related charges	(16)	(20)	(40)	(49)	(125)	(16)	(20)	(40)	(49)	(125)	—	—	—	—	—
Amortization of intangible assets	—	(1)	—	—	(1)	—	(1)	—	—	(1)	—	—	—	—	—
Non-operating retirement-related credits	—	—	—	—	—	32	35	34	34	135	(32)	(35)	(34)	(34)	(135)
Defined benefit plan settlement expense	—	—	—	—	—	—	(3)	(1)	(1)	(5)	—	3	1	1	5
Interest and other, net(b)	(43)	(27)	(18)	(4)	(92)	(81)	(64)	(56)	(42)	(243)	38	37	38	38	151
Total earnings before taxes	$775	$754	$899	$848	$3,276	$775	$754	$899	$848	$3,276	$—	$—	$—	$—	$—

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)
Pursuant to adoption of ASU 2017-07 in the first quarter of fiscal year 2019, HP now reclassifies market-related retirement credits and all other components (excluding service cost component) of net periodic benefit cost to Interest and other, net in Consolidated Condensed Statement of Earnings. HP reflected this change in prior reporting periods on an as-if basis.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly average exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets and non-operating retirement-related credits/(charges). Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•
HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance in other periods.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•
HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•	Tax adjustments include U.S. tax reform adjustment and net tax indemnification amounts.

•
HP recorded U.S. tax reform adjustment as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017. These charges encompass several elements, including the reversal of previously accrued taxes on unrepatriated overseas profits, a one-time transition tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities to the new U.S. tax rate. HP has completed the accounting for the tax effects of the Tax Cuts and Jobs Act within the one year measurement period. However, new guidance issued by regulators and new positions taken or elections made by HP may materially impact the provision for income taxes and effective tax rate in the period in which the adjustments are made.

•
As a part of the separation of Hewlett Packard Enterprise Company from HP Inc. (the “Separation”), HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as net tax indemnifications amounts for the quarter.

•	HP also recorded other tax adjustments including tax benefits primarily related to the realizability of certain deferred tax assets.
HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations less the net of investments in and proceeds from sales of property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes the effect of investment in property, plant and equipment and proceeds from the sale of property, plant and equipment that are not reflected in net cash provided by operating activities, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and unrealized gains/losses on fair value hedges and interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related credits/(charges), defined benefit plan settlement charges, and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2019 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.